News Release

CalAtlantic Group, Inc. Reports 2017 First Quarter Results

ARLINGTON, VIRGINIA, April 27, 2017.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the first quarter ended March 31, 2017.

Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc. commented, "I'm pleased with our strong start to the new year.  Our first quarter results were solid, with net new orders up 4%, new home deliveries up 10%, and net income up 14%, to $0.62 per diluted share, as compared to the first quarter of 2016.  We saw order growth accelerate through the quarter and we remain well positioned for a strong finish to the spring selling season."

2017 CalAtlantic First Quarter Highlights and Comparisons to 2016 First Quarter

•	Net new orders of 4,304, up 4%; Dollar value of net new orders up 7%
•	562 average active selling communities, down 2%
•	3,012 new home deliveries, up 10%
•	Average selling price of $444 thousand, up 3%
•	Home sale revenues of $1.3 billion, up 13%
•	Gross margin from home sales of 20.5%, compared to 21.0%
•	SG&A rate from home sales of 11.7%, compared to 11.6%
•	Operating margin from home sales of $118.6 million, or 8.9%, compared to $110.3 million, or 9.4%
•	Net income of $82.6 million, or $0.62 per diluted share, vs. net income of $72.7 million, or $0.52 per diluted share
•	$294.2 million of land purchases and development costs, compared to $371.6 million

Orders.  Net new orders for the 2017 first quarter were up 4% from the 2016 first quarter, to 4,304 homes, with the dollar value of these orders up 7%.  The Company's monthly sales absorption rate was 2.6 per community for the 2017 first quarter, up 6% compared to the 2016 first quarter and up 56% from the 2016 fourth quarter, consistent with normal seasonal patterns.  The Company's cancellation rate for the 2017 first quarter was 13%, up compared to 12% for the 2016 first quarter and down from 20% for the 2016 fourth quarter.

Backlog.  The dollar value of homes in backlog increased 1% to $3.3 billion, or 7,109 homes, compared to $3.2 billion, or 7,019 homes, for the 2016 first quarter, and increased 22% compared to $2.7 billion, or 5,817 homes, for the 2016 fourth quarter.  The increase in year-over-year backlog value was driven primarily by the 6% increase in the Company's monthly sales absorption rate.  As of March 31, 2017, the average gross margin of the 7,109 total homes in backlog was 20.4%.

Revenue.  Revenues from home sales for the 2017 first quarter increased 13%, to $1.3 billion, as compared to the 2016 first quarter, resulting from a 10% increase in new home deliveries and a 3% increase in the Company's average home price to $444 thousand.  The increase in average home price was primarily attributable to product mix and general price increases within select markets.

Gross Margin.  The Company achieved gross margin from homes sales of 20.5% for the 2017 first quarter.  Our 2017 gross margin was negatively impacted by a shift in community mix, a competitive pricing environment, and an increase in direct construction costs per home.

SG&A Expenses. Selling, general and administrative expenses for the 2016 first quarter were $156.3 million, or 11.7%, as compared to $136.7 million, or 11.6%, for the 2016 first quarter.  This 10 basis point increase was primarily the result of an increase in co-broker commissions.

Land.  During the 2017 first quarter, the Company spent $294.2 million on land purchases and development costs, compared to $371.6 million for the 2016 first quarter. The Company purchased $165.3 million of land, consisting of 3,075 homesites, of which 34% (based on homesites) is located in the North region, 36% in the Southeast region, 25% in the Southwest region, and 5% in the West region.  As of March 31, 2017, the Company owned or controlled 64,903 homesites, of which 46,392 were owned and actively selling or under development, 13,905 were controlled or under option, and the remaining 4,606 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $787.4 million of available liquidity, including $143.9 million of unrestricted homebuilding cash and $643.5 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of March 31, 2017 and 2016 was 44.4% and 48.2%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 43.1%* and 46.8%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending March 31, 2017 and 2016 was 3.4x* and 5.0x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2017 first quarter results will be held at 11:00 a.m. Eastern time April 28, 2017.  The call will be broadcast live over the internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (888) 428-9506 (domestic) or (719) 325-2106 (international); Passcode: 6965780. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 6965780.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), one of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our liquidity; our ability to execute our business; our positioning, the strength of the spring selling, and our ability to capitalize on it; and the amount and timing of share repurchases.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's financial services operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 9.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2017	2016	or % Change	2016	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,012	2,727	10%	4,338	(31%)
Average selling price	$444	$432	3%	$450	(1%)
Home sale revenues	$1,337,699	$1,179,165	13%	$1,951,973	(31%)
Gross margin % (including land sales)	20.5%	20.8%	(0.3%)	21.9%	(1.4%)
Gross margin % from home sales	20.5%	21.0%	(0.5%)	21.8%	(1.3%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	20.5%	22.0%	(1.5%)	21.8%	(1.3%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	23.5%	24.6%	(1.1%)	24.6%	(1.1%)
Incentive and stock-based compensation expense	$14,925	$10,270	45%	$19,562	(24%)
Selling expenses	$73,592	$63,060	17%	$98,778	(25%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$67,759	$63,371	7%	$72,909	(7%)
SG&A expenses	$156,276	$136,701	14%	$191,249	(18%)
SG&A % from home sales	11.7%	11.6%	0.1%	9.8%	1.9%
Operating margin from home sales	$118,568	$110,336	7%	$233,995	(49%)
Operating margin % from home sales	8.9%	9.4%	(0.5%)	12.0%	(3.1%)
Adjusted operating margin from home sales*	$118,568	$123,013	(4%)	$233,995	(49%)
Adjusted operating margin % from home sales*	8.9%	10.4%	(1.5%)	12.0%	(3.1%)
Net new orders	4,304	4,135	4%	2,848	51%
Net new orders (dollar value)	$1,915,601	$1,798,050	7%	$1,273,176	50%
Average active selling communities	562	571	(2%)	580	(3%)
Monthly sales absorption rate per community	2.55	2.41	6%	1.64	56%
Cancellation rate	13%	12%	1%	20%	(7%)
Gross cancellations	650	571	14%	705	(8%)
Backlog (homes)	7,109	7,019	1%	5,817	22%
Backlog (dollar value)	$3,259,168	$3,212,079	1%	$2,663,851	22%

Land purchases (incl. seller financing)	$165,269	$215,419	(23%)	$279,833	(41%)
Adjusted Homebuilding EBITDA*	$178,864	$171,230	4%	$314,070	(43%)
Adjusted Homebuilding EBITDA Margin %*	13.4%	14.4%	(1.0%)	16.1%	(2.7%)
Homebuilding interest incurred	$51,705	$62,725	(18%)	$58,018	(11%)
Homebuilding interest capitalized to inventories owned	$50,875	$61,845	(18%)	$57,031	(11%)
Homebuilding interest capitalized to investments in JVs	$830	$880	(6%)	$987	(16%)
Interest amortized to cost of sales (incl. cost of land sales)	$39,428	$30,382	30%	$54,738	(28%)

	As of
	March 31,	December 31,	Percentage
	2017	2016	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$174,187	$219,407	(21%)
Inventories owned	$6,556,275	$6,438,792	2%
Goodwill	$970,185	$970,185	―
Homesites owned and controlled	64,903	65,424	(1%)
Homes under construction	6,309	5,792	9%
Completed specs	1,121	1,255	(11%)
Homebuilding debt	$3,417,901	$3,419,787	(0%)
Stockholders' equity	$4,287,373	$4,207,586	2%
Stockholders' equity per share	$37.42	$36.77	2%
Total consolidated debt to book capitalization	45.5%	46.6%	(1.1%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	43.1%	43.2%	(0.1%)

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 9.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,337,699	$1,179,165
Land sale revenues	―	6,518
Total revenues	1,337,699	1,185,683
Cost of home sales	(1,062,855)	(932,128)
Cost of land sales	―	(6,367)
Total cost of sales	(1,062,855)	(938,495)
Gross margin	274,844	247,188
Gross margin %	20.5%	20.8%
Selling, general and administrative expenses	(156,276)	(136,701)
Income (loss) from unconsolidated joint ventures	3,888	1,189
Other income (expense)	(169)	(3,408)
Homebuilding pretax income	122,287	108,268
Financial Services:
Revenues	19,956	17,552
Expenses	(12,375)	(10,616)
Financial services pretax income	7,581	6,936
Income before taxes	129,868	115,204
Provision for income taxes	(47,248)	(42,543)
Net income	82,620	72,661
Less: Net income allocated to unvested restricted stock	(301)	(113)
Net income available to common stockholders	$82,319	$72,548

Income Per Common Share:
Basic	$0.72	$0.60
Diluted	$0.62	$0.52

Weighted Average Common Shares Outstanding:
Basic	114,487,245	120,814,939
Diluted	132,505,435	138,430,580

Cash Dividends Declared Per Common Share	$0.04	$0.04

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$143,881	$191,086
Restricted cash	30,306	28,321
Inventories:
Owned	6,556,275	6,438,792
Not owned	62,772	66,267
Investments in unconsolidated joint ventures	120,364	127,127
Deferred income taxes, net	325,749	330,378
Goodwill	970,185	970,185
Other assets	221,091	204,489
Total Homebuilding Assets	8,430,623	8,356,645
Financial Services:
Cash and equivalents	38,112	17,041
Restricted cash	21,242	21,710
Mortgage loans held for sale, net	157,851	262,058
Mortgage loans held for investment, net	25,744	24,924
Other assets	20,198	26,666
Total Financial Services Assets	263,147	352,399
Total Assets	$8,693,770	$8,709,044

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$170,545	$211,780
Accrued liabilities	638,165	599,905
Secured project debt and other notes payable	27,397	27,579
Senior notes payable	3,390,504	3,392,208
Total Homebuilding Liabilities	4,226,611	4,231,472
Financial Services:
Accounts payable and other liabilities	17,576	22,559
Mortgage credit facility	154,467	247,427
Total Financial Services Liabilities	172,043	269,986
Total Liabilities	4,398,654	4,501,458
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,146	1,144
Additional paid-in capital	3,206,584	3,204,835
Accumulated earnings	1,079,815	1,001,779
Accumulated other comprehensive income (loss), net of tax	(172)	(172)
Total Stockholders' Equity	4,287,373	4,207,586
Noncontrolling Interest	7,743	―
Total Equity	4,295,116	4,207,586
Total Liabilities and Equity	$8,693,770	$8,709,044

INVENTORIES

	March 31,	December 31,
	2017	2016
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,499,809	$3,627,740
Homes completed and under construction	2,573,476	2,304,109
Model homes	482,990	506,943
Total inventories owned	$6,556,275	$6,438,792

Inventories Owned by Segment:
North	$889,691	$851,972
Southeast	1,973,850	1,896,552
Southwest	1,464,525	1,421,669
West	2,228,209	2,268,599
Total inventories owned	$6,556,275	$6,438,792

REGIONAL OPERATING DATA

	Three Months Ended March 31,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	683	$344	561	$332	22%	4%
Southeast	881	399	713	389	24%	3%
Southwest	786	428	854	402	(8%)	6%
West	662	628	599	622	11%	1%
Consolidated total	3,012	$444	2,727	$432	10%	3%

	Three Months Ended March 31,
	2017		2016		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	1,056	$344	891	$330	19%	4%
Southeast	1,283	386	1,201	371	7%	4%
Southwest	987	445	1,131	428	(13%)	4%
West	978	631	912	631	7%	―
Consolidated total	4,304	$445	4,135	$435	4%	2%

	Three Months Ended March 31,
	2017	2016	% Change
Average number of selling communities during the period:
North	141	115	23%
Southeast	186	183	2%
Southwest	153	177	(14%)
West	82	96	(15%)
Consolidated total	562	571	(2%)

	At March 31,
	2017		2016		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,671	$596,498	1,333	$456,243	25%	31%
Southeast	2,195	929,035	2,109	876,617	4%	6%
Southwest	1,815	875,041	2,179	989,226	(17%)	(12%)
West	1,428	858,594	1,398	889,993	2%	(4%)
Consolidated total	7,109	$3,259,168	7,019	$3,212,079	1%	1%

REGIONAL OPERATING DATA (Continued)

	At March 31,
	2017	2016	% Change
Homesites owned and controlled:
North	14,886	15,495	(4%)
Southeast	23,119	24,020	(4%)
Southwest	13,407	15,007	(11%)
West	13,491	14,370	(6%)
Total (including joint ventures)	64,903	68,892	(6%)

Homesites owned	50,998	51,817	(2%)
Homesites optioned or subject to contract	12,391	15,148	(18%)
Joint venture homesites	1,514	1,927	(21%)
Total (including joint ventures)	64,903	68,892	(6%)

Homesites owned:
Raw lots	11,482	9,765	18%
Homesites under development	14,607	19,468	(25%)
Finished homesites	14,441	11,196	29%
Under construction or completed homes	9,248	9,041	2%
Held for sale	1,220	2,347	(48%)
Total	50,998	51,817	(2%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also calculates adjusted operating margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	March 31, 2017	Gross Margin %	March 31, 2016	Gross Margin %	December 31, 2016	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,337,699		$1,179,165		$1,951,973
Less: Cost of home sales	(1,062,855)		(932,128)		(1,526,729)
Gross margin from home sales	274,844	20.5%	247,037	21.0%	425,244	21.8%
Add: Purchase accounting adjustments included
in cost of home sales	―	n/a	12,677	1.0%	―	n/a
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	274,844	20.5%	259,714	22.0%	425,244	21.8%
Add: Capitalized interest included in cost
of home sales	39,428	3.0%	30,203	2.6%	54,738	2.8%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$314,272	23.5%	$289,917	24.6%	$479,982	24.6%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$274,844	20.5%	$259,714	22.0%	$425,244	21.8%
Less: Selling, general and administrative expenses	(156,276)	(11.7%)	(136,701)	(11.6%)	(191,249)	(9.8%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$118,568	8.9%	$123,013	10.4%	$233,995	12.0%

The table set forth below reconciles the Company's pretax income to adjusted pretax income, excluding extraordinary purchase accounting adjustments and merger and other one-time transaction related costs.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	March 31, 2017	March 31, 2016
	(Dollars in thousands)

Pretax income	$129,868	$115,204
Add:
Purchase accounting adjustments included in cost of home sales	―	12,677
Merger and other one-time transaction related costs	986	4,844
Adjusted pretax income	$130,854	$132,725

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31, 2017	December 31, 2016	March 31, 2016
	(Dollars in thousands)

Total consolidated debt	$3,572,368	$3,667,214	$3,831,755
Less:
Financial services indebtedness	(154,467)	(247,427)	(164,943)
Homebuilding cash, including restricted cash	(174,187)	(219,407)	(204,180)
Adjusted net homebuilding debt	3,243,714	3,200,380	3,462,632
Stockholders' equity	4,287,373	4,207,586	3,941,969
Total adjusted book capitalization	$7,531,087	$7,407,966	$7,404,601
Total consolidated debt to book capitalization	45.5%	46.6%	49.3%
Adjusted net homebuilding debt to total adjusted book capitalization	43.1%	43.2%	46.8%
Homebuilding debt	$3,417,901	$3,419,787	$3,666,812
LTM adjusted homebuilding EBITDA	$1,003,817	$996,183	$740,308
Homebuilding debt to adjusted homebuilding EBITDA	3.4x	3.4x	5.0x

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) extraordinary purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2017	March 31, 2016	December 31, 2016	2017	2016
	(Dollars in thousands)

Net income	$82,620	$72,661	$166,961	$494,689	$254,565
Provision for income taxes	47,248	42,543	80,588	273,091	154,632
Homebuilding interest amortized to cost of sales	39,428	30,382	54,738	180,747	147,125
Homebuilding depreciation and amortization	12,676	12,012	18,424	62,216	47,043
EBITDA	181,972	157,598	320,711	1,010,743	603,365
Add:
Amortization of stock-based compensation	4,294	3,786	6,578	18,302	16,715
Cash distributions of income from unconsolidated joint ventures	3,081	450	221	3,302	3,280
Purchase accounting adjustments included in cost of home sales	―	12,677	―	5,858	76,847
Merger and other one-time transaction related costs	986	4,844	2,699	12,627	66,374
Less:
Income from unconsolidated joint ventures	3,888	1,189	1,414	6,756	3,606
Income from financial services subsidiaries	7,581	6,936	14,725	40,259	22,667
Adjusted Homebuilding EBITDA	$178,864	$171,230	$314,070	$1,003,817	$740,308
Homebuilding revenues	$1,337,699	$1,185,683	$1,953,037	$6,540,056	$4,211,816
Adjusted Homebuilding EBITDA Margin %	13.4%	14.4%	16.1%	15.3%	17.6%